Exhibit 99.1

DISH Network Announces Closing of $1 Billion Placement of 2.375% Convertible Notes due 2024

ENGLEWOOD, Colo.— March 20, 2017—DISH Network Corporation (“DISH Network”) (NASDAQ: DISH) today announced that, on March 17, 2017, it had closed its previously announced private placement of $1 billion aggregate principal amount of 2.375% Convertible Notes due 2024.  The net proceeds from the placement are intended to be used for strategic transactions, which may include wireless and spectrum-related strategic transactions, and for other general corporate purposes.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in DISH Network’s Disclosure Regarding Forward-Looking Statements included in its recent filings with the Securities and Exchange Commission, including its annual report on Form 10-K. The forward-looking statements speak only as of the date made, and DISH Network expressly disclaims any obligation to update these forward-looking statements.